UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2014

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28489	02-0563870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 Other Events.

On December 19, 2014, Advaxis, Inc. (the “Company”) priced a registered direct offering of 3,940,801 shares of its $0.001 par value common stock (the “Common Stock”). The transaction closed on December 22, 2014, and the Company received total proceeds, before expenses, of $16.7 million from the offering. There were no underwriting or placement agent fees associated with the offering. A copy of the Company’s press release dated December 19, 2014, announcing the offering is attached hereto as Exhibit 99.1.

The Company registered the sale of the shares with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (File No. 333-194009) (the “Registration Statement”) filed on February 18, 2014, and declared effective by the SEC on March 4, 2014, covering shares of the Company’s Common Stock having a value not to exceed $50 million. The Company is filing this current report on Form 8-K in order to cause certain information contained herein and in the exhibits hereto to be incorporated into the Registration Statement by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as a part of this report:

Exhibit Number	Description

1.1*	Form of Securities Purchase Agreement.

5.1*	Opinion of Alston & Bird LLP, as counsel to the Company, regarding the legality of the shares.

23.3*	Consent of Alston & Bird LLP, as counsel to the Company (included in Exhibit 5.1).

99.1	Press Release dated December 19, 2014

*	Exhibit number corresponds to the exhibit list contained in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

By:	/s/ Daniel J. O’Connor
Name:	Daniel J. O’Connor
Title:	Chief Executive Officer

Date: December 22, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Securities Purchase Agreement.

5.1*	Opinion of Alston & Bird LLP, as counsel to the Company, regarding the legality of the shares.

23.3*	Consent of Alston & Bird LLP, as counsel to the Company (included in Exhibit 5.1).

99.1	Press Release dated December 19, 2014

*	Exhibit number corresponds to the exhibit list contained in the Registration Statement.